EXHIBIT 8.1

                          List of subsidiary companies

                                                                                                                   Country of
Name                                                             Notes            Date of Incorporation            Incorporation
----                                                             -----            ---------------------            -------------
COLT Telecom Holdings Limited                                    (1)              6 December 1999                  England and Wales
COLT Telecom Europe Limited                                      (1)              28 June 1996                     England and Wales
Callshop Etc. Limited                                            (2)              16 October 1995                  England and Wales
City of London Telecommunications Limited                        (2)(3)           16 August 1985                   England and Wales
COLT Netherlands Holding Limited                                 (4)              17 April 1988                    England and Wales
COLT Telecom Finance Limited                                     (1)              20 January 2002                  England and Wales
COLT Telecom Finance Denmark                                     (1)(5)(6)        22 April 2002                    England and Wales
COLT Telecom Finance Euro                                        (1)(5)(6)        22 April 2002                    England and Wales
COLT Telecom Finance Sweden                                      (1)(5)(6)        22 April 2002                    England and Wales
COLT Telecom Finance Switzerland                                 (1)(5)(6)        22 April 2002                    England and Wales
COLT Telecom Limited                                             (2)              18 October 1996                  England and Wales
COLT Telecommunications Nominees Limited                         (7)              26 March 2002                    England and Wales
COLT Telecommunications                                          (6)(7)(8)        15 December 1989                 England and Wales
COLT Telecom Pension Trustees Limited                            (2)              16 November 2000                 England and Wales
COLT Telecom QUEST Trustees Limited                              (2)              3 February 2000                  England and Wales
COLT Telecom Share Scheme Trustees Limited                       (2)              2 February 2001                  England and Wales
COLT Telecom Austria GmbH                                        (4)              28 September 1998                Austria
COLT Telecom SA                                                  (9)              16 September 1997                Belgium
COLT Telecom A/S                                                 (4)              20 November 2000                 Denmark
COLT Telecom Finland Oy                                          (4)              19 August 2002                   Finland
COLT Telecommunications France SAS                               (4)              23 October 1995                  France
COLT Telecom Holding GmbH                                        (4)              17 March 1995                    Germany
COLT Telecom GmbH                                                (10)             22 November 2001                 Germany
COLT Technology Services India Private Limited                   (11)(12)         1 April 2004                     India
COLT Telecom Ireland Limited                                     (4)              31 March 2000                    Ireland
COLT Telecom SpA                                                 (4)              4 November 1997                  Italy
COLT Telecom BV                                                  (11)             28 May 1998                      The Netherlands
COLT Telecom Norway A.S.                                         (4)              9 January 2001                   Norway
COLT Telecom - Servicos de Telecomunicacoes Unipessoal Lda       (4)              17 January 2001                  Portugal
COLT Telecom Espana SAU                                          (4)              2 January 1997                   Spain
COLT Telecom AB                                                  (4)              11 October 1999                  Sweden
COLT Telecom AG                                                  (4)              30 July 1997                     Switzerland
COLT Telecom U.S. Corp.                                          (4)              19 November 1996                 Massachusetts USA
COLT Internet U.S. Corp.                                         (4)              27 September 1999                Delaware USA

Notes:
(1)  100% owned by the company
(2)  100% owned by COLT Telecom Holdings Limited
(3)  Nominal holding held by COLT Telecommunications
(4)  100% owned by COLT Telecom Europe Limited
(5)  Nominal holding held by COLT Telecom Holdings Limited
(6)  A company incorporated with unlimited liability
(7)  100% owned by COLT Telecom Limited
(8)  Nominal holding held by COLT Telecommunications Nominees Limited
(9)  96.5 % owned by the company and 3.5% owned by COLT Telecom Europe Limited
(10) 100% owned by COLT Telecom Holding GmbH
(11) 100% owned by COLT Netherlands Holding Limited
(12) Nominal holding held by COLT Telecom Europe Limited